Exhibit 21.1

Eye Care Centers of America, Inc.

Subsidiaries of the Registrant

For the Year Ended 12/31/05

Subsidiary	Jurisdiction of Incorporation	Name under which the subsidiary does business

Enclave Advancement Group, Inc.	Texas	Enclave Advancement Group, Inc.

ECCA Managed Vision Care, Inc.	Texas	ECCA Managed Vision Care, Inc.

Visionworks Holdings, Inc.	Florida	Visionworks Holdings, Inc.

Visionworks, Inc.	Florida	Visionworks

Eye Care Holdings, Inc.	Delaware	Eye Care Holdings, Inc.

Hour Eyes, Inc.	Maryland	Hour Eyes

Metropolitan Vision Services, Inc.	Virginia	Metropolitan Vision Services

Visionary Retail Management, Inc.	Delaware	Visionary Retail Management, Inc.

Visionary Properties, Inc.	Delaware	Visionary Properties, Inc.

Stein Optical, Inc.	Delaware	Stein Optical, Inc.

Vision World, Inc.	Delaware	Vision World, Inc.

Eye DRx Retail Management, Inc.	Delaware	Eye DRx Retail Management, Inc.

ECCA Enterprises, Inc.	Delaware	ECCA Enterprises, Inc.

ECCA Management Investments, Inc.	Delaware	ECCA Management Investments, Inc.

ECCA Management, Inc.	Delaware	ECCA Management, Inc.

ECCA Management Services, Ltd.	Texas	ECCA Management Services, Ltd.

EyeMasters of Texas Investments, Inc.	Delaware	EyeMasters of Texas Investments, Inc.

EyeMasters of Texas Management, Inc.	Delaware	EyeMasters of Texas Management, Inc.

EyeMasters of Texas, Ltd.	Texas	EyeMasters of Texas, Ltd.

EyeMasters, Inc.	Delaware	EyeMasters, Inc.

ECCA Distribution Investments, Inc.	Delaware	ECCA Distribution Investments, Inc.

ECCA Distribution Management, Inc.	Delaware	ECCA Distribution Management, Inc.

ECCA Distribution Services, Ltd.	Texas	ECCA Distribution Services, Ltd.

Visionary Lab Investments, Inc.	Delaware	Visionary Lab Investments, Inc.

Visionary Lab Management, Inc.	Delaware	Visionary Lab Management, Inc.

Visionary Lab Services, Ltd.	Texas	Visionary Lab Services, Ltd.